UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14A-101)
SCHEDULE 14A INFORMATION
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Tollgrade Communications, Inc.

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TOLLGRADE COMMUNICATIONS, INC.
3120 Unionville Road, Suite 400
Cranberry Township, Pennsylvania 16066
SUPPLEMENT TO THE PROXY STATEMENT FOR
THE SPECIAL MEETING OF SHAREHOLDERS
To Be Held on May 5, 2011
     This supplement amends and supplements the Definitive Proxy Statement (which we refer to as the “proxy statement”) initially filed with the Securities and Exchange Commission on April 1, 2011 by Tollgrade Communications, Inc. (or “Tollgrade,” “we” or the “Company”) for the special meeting of shareholders to be held at the Pittsburgh Marriott North, 100 Cranberry Woods Drive, Cranberry Township, Pennsylvania 16066, on May 5, 2011 at 2:00 p.m. Eastern time. The purpose of the special meeting is to consider, among other things, the adoption of the Agreement and Plan of Merger, dated as of February 21, 2011, as it may be amended from time to time, which we refer to as the merger agreement, by and among the Company, Talon Holdings, Inc., a Delaware corporation, which we refer to as Parent, and Talon Merger Sub, Inc., a Pennsylvania corporation and a wholly-owned subsidiary of Parent, which we refer to as Merger Sub. Pursuant to the merger agreement, Merger Sub will merge with and into Tollgrade; as a result, Tollgrade will become a wholly owned subsidiary of Parent, which in turn is a wholly-owned subsidiary of investment funds managed by Golden Gate Private Equity, Inc. Defined terms used and not otherwise defined herein have the same meanings set forth in the proxy statement.
     The Tollgrade board of directors has unanimously determined that it is in the best interests of our shareholders and the Company for the Company to enter into the merger agreement and approved and declared advisable the merger agreement. Our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement. If you have not already submitted a proxy for use at the special meeting you are urged to do so promptly. No action in connection with this supplement is required by any shareholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
     This filing contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time the Company makes the statements and readers should not place undue reliance on them. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those described in such statements, including the risk that the proposed merger does not occur, the expected timing of the completion of the merger, the ability of the parties to satisfy the conditions to closing of the merger and other risks as identified in the Company’s various filings made with the SEC periodically, particularly its most recent Annual Report on Form 10-K, which contains and identifies important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. The Company assumes no obligation to update any forward-looking statement contained in this document.
LITIGATION RELATING TO THE MERGER
     As more fully described in the proxy statement under the heading “The Merger—Litigation Relating to the Merger,” four purported class action lawsuits have been filed against the Company, the Company’s directors, and in some cases, Parent, Merger Sub and Golden Gate Capital, in connection with the merger: Steven Tencza vs. Edward H. Kennedy, et al. (Case No. GD-11-003755 (Derivative) and Case No. GD-11-006284 (Class Action)) and Vladimir Gusinsky Revocable Trust vs. Edward H. Kennedy, et al. (Case No. GD-11-003908 (Derivative) and Case No. GD-11-006285 (Class Action)), which were filed on February 24, 2011 and on March 1, 2011, respectively, in the Court of Common Pleas of Allegheny County, Pennsylvania; Equity Benefit Partners vs. Edward H. Kennedy, et al. (Case No. 11-10364), filed in the Court of Common Pleas of Butler County, Pennsylvania on March 18, 2011, and Margaret W. Crouthamel vs. Edward H. Kennedy, et al., filed in the U.S. District Court for the Western District of Pennsylvania (Case No. 2:11-cv-00403-RCM) on March 28, 2011.
     The plaintiffs in the Tencza and Vladimir Gusinsky Revocable Trust actions generally allege that the directors breached their fiduciary duties to the Company, including their duties of loyalty, good faith and independence, by entering into the merger agreement. In the Crouthamel lawsuit, the complaint alleges the defendants violated certain federal securities laws and that the Company, Parent and Merger Sub aided and abetted those violations. The Equity Benefit Partners complaint claims, among other things, that the directors of the Company and Golden Gate Capital interfered with an alleged contractual relationship between the Company and its shareholders and with the alleged prospective economic advantage of the plaintiff.
     On April 1, 2011, the complaints for the Tencza and Vladimir Gusinsky Revocable Trust lawsuits were amended to include allegations regarding the disclosures in the proxy statement. Certain of those allegations concern the opinion of Piper Jaffray, which is attached to the proxy statement as Annex B and summarized on pages 29 through 35 of the proxy statement. In particular, the plaintiffs’ expert, Matthew Morris, CFA, CLP, has opined that there are flaws associated with certain financial analyses prepared by Piper Jaffrey. Mr. Morris believes that Piper Jaffray erred in its derivation of the discount rate used in its discounted cash flow (“DCF”) analysis included in its fairness presentation (Fairness Presentation) to Tollgrade’s board of directors and erred in preparing its DCF analysis by selecting the wrong time period for present value calculations of projected terminal values. He also believes Piper Jaffray failed to consider relevant comparable companies in evaluating the market pricing for reasonably comparable competitors of Tollgrade and failed to include the results of its benchmarking analysis in which Tollgrade was compared against certain publicly traded companies. Tollgrade and Piper Jaffray disagree with Mr. Morris’ opinions. On April 5, 2011, the Tencza and Vladimir Gusinsky Revocable Trust cases were consolidated at In re Tollgrade Communications, Inc. Derivative and Class Action Litigation, Consolidated Case No. GD-11-003755, which we refer to as the consolidated case. On April 19, 2011, the Vladimir Gusinsky Revocable Trust case was severed and voluntarily dismissed by the plaintiff with the court’s approval.

     On April 27, 2011, we and plaintiffs Tencza and Equity Benefit Partners reached an agreement in principle regarding settlement of their actions. The Company believes that no further supplemental disclosure is required under applicable laws; however, to avoid the risk of the putative shareholder class action delaying or adversely affecting the merger and to minimize the expense of defending such actions, the Company has agreed, pursuant to the terms of the settlement, to make certain supplemental disclosures related to the proposed merger, all of which are set forth below. As an additional term of our settlement agreement in principle, we have also agreed not to enforce the standstill provisions in the non-disclosure agreements we had entered into with various potential buyers.
SUPPLEMENTAL INFORMATION TO THE PROXY STATEMENT
     In connection with the settlement of the Tencza and Equity Benefit Partners lawsuits described in this supplement, we have agreed to supplement certain disclosure in the proxy statement with the disclosure that is set forth below. This supplemental information should be read in conjunction with the proxy statement, which we urge you to read in its entirety. As noted above, none of the defendants has admitted wrongdoing of any kind, including but not limited to inadequacies in any disclosure, the materiality of any disclosure that the plaintiffs contend should have been made, any breach of any fiduciary duty or aiding or abetting any of the foregoing. The supplemental disclosures are as follows:
The Merger — Background of the Merger
The following disclosure supplements the discussion at page 21 of the proxy statement concerning the engagement of Piper Jaffray as the Company’s financial advisor:
Our board of directors was aware that Piper Jaffray’s compensation would be entirely contingent on the consummation of the transaction, except for the fairness opinion fee.
The following disclosure supplements the discussion at page 26 of the proxy statement concerning discussions at the February 21, 2011 telephonic meeting of the board of directors:
Mr. Kennedy initially recused himself from voting on the proposed merger agreement and, after conferring with counsel, Mr. Kennedy voted in favor of the transaction.
The Merger — Opinion of Piper Jaffray & Co.
     Selected Public Companies Analysis
At the end of the last paragraph on page 31, which continues onto page 32, and before the table labeled “Selected Communications Equipment Public Companies,” the text below shall be inserted:
In conjunction with and as part of its analysis of selected publicly-traded communications equipment companies, Piper Jaffray reviewed certain performance parameters of the selected companies compared to the same parameters of the Company. This review included a comparison of the revenue, revenue growth rates, and EBITDA margins for the LTM, and a comparison of the average revenue growth rates, the average and median EBITDA margins, and the year in which each company achieved its peak EBITDA margin for the five year period 2006-2010. This review was performed to provide further detail for the selected publicly-traded communications equipment companies analysis.
     The mean and median statistics of this analysis are summarized below:

	Tollgrade
	Communications	Mean	Median
Last Twelve Months
Revenue ($M)	$46	$392	$188
Revenue Growth	2%	(1%)	(2%)
EBITDA Margin	24%	13%	14%
2006 - 2010
Average Revenue Growth	(4%)	(2%)	(2%)
Average EBITDA Margin	13%	12%	11%
Median EBITDA Margin	11%	11%	10%
Peak EBITDA	24%	16%	14%
     Discounted Cash Flow Analysis
The second full paragraph on page 35 is amended by replacing it with the following paragraph:
     Using a discounted cash flows analysis, Piper Jaffray calculated an estimated range of theoretical values for the Company based on the net present value of (i) projected free cash flows from January 1, 2011 to December 31, 2015, discounted back to January 1, 2011, based on management’s Base Case, and (ii) a terminal value at calendar year end 2015 based upon perpetuity growth rates and EBITDA exit multiples, discounted back to January 1, 2011. The short horizon of the Conservative Case projection period would not provide meaningful insight into the value of the Company in a discounted cash flow analysis. The free cash flows for each year were calculated from the Base Case as follows: EBIT less taxes (at an implied 33% rate through 2015), plus depreciation and amortization, plus stock-based compensation, less capital expenditures, less the change in net working capital. The free cash flows for the fiscal years 2011-2015 were $7.4 million, $8.5 million, $8.4 million, $8.8 million and $9.3 million, respectively. In determining the range of discount rates, Piper Jaffray observed that the projected cash flows of the Company’s historical business are inherently more predictable than those of the newer Managed Services and Smart Grid businesses. Piper Jaffray used a range of discount rates weighted to reflect the different risk levels of the Company’s businesses. Piper Jaffray derived a weighted average cost of capital of 21% for the Company’s historical business from the weighted average cost of capital analysis of the companies in the selected communications equipment public companies analysis. Piper

Jaffray derived a discount rate of 37% for the Managed Services and Smart Grid businesses using an estimated long-term venture capital investment rate of return, based on the Cambridge Associates U.S. Venture Capital Index 15-year return as of September 30, 2010. Piper Jaffray then weighted the discount rates based on the proportion of aggregate revenue for the period 2010-2015 that the historical business, on the one hand, and Managed Services and Smart Grid, on the other hand, represent. Accordingly, the relative weighting of the historical business was 68% and Managed Services and Smart Grid was 32%. Piper Jaffray then used, for its discounted cash flow analysis, a range of discount rates centered on the discount rate derived from that analysis. Piper Jaffray calculated terminal values using perpetuity growth rates of 3.0% to 5.0% and terminal EBITDA multiples ranging from 5.0x to 6.0x applied to projected calendar year 2015 revenue. Piper Jaffray discounted both the projected free cash flows and the terminal values back to January 1, 2011 using a range of discount rates from 24.0% to 28.0%. To reflect the timing of the future cash flows and terminal value, Piper Jaffray used a mid-year discount convention for projected free cash flows and an end of year discount convention for the terminal value. The analysis based on perpetuity growth rates of 3.0% to 5.0% resulted in implied per share values of the Company’s common stock ranging from a low of $8.67 per share to a high of $9.27 per share. The analysis based on EBITDA exit multiples of 5.0x to 6.0x resulted in implied per share values of the Company’s common stock ranging from a low of $9.67 per share to a high of $10.48 per share. Piper Jaffray observed that the Consideration was within the range of values derived from this analysis.
The Merger — Certain Company Forecasts
The last full paragraph on page 37 shall be supplemented by inserting the following at the end thereof:
The extended forecast was prepared by management at Piper Jaffray’s request several days prior to the board of directors’ meeting at which the merger was approved.
The Merger — Interests of Certain Persons in the Merger
     Arrangements with Parent and Merger Sub
The second full paragraph on page 48 shall be supplemented by inserting the text below as the second sentence of such paragraph:
Members of the board of directors of the Company were aware that Golden Gate and the other parties that submitted non-binding indications of interest to acquire the Company had indicated by early December 2010 that they looked forward to discussing equity participation opportunities with management.
VOTING AND REVOCABILITY OF PROXIES
     You have the right to revoke a proxy, whether delivered over the Internet, telephone or by mail, by submitting a proxy at a later date through any of the methods available to you, by giving written notice of revocation to the Company’s Secretary, which must be filed with the Company at 3120 Unionville Road, Suite 400, Cranberry Township, Pennsylvania 16066, or by attending the special meeting and voting in person. Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by our Secretary prior to the special meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m. Eastern time on May 4, 2011. If you have submitted a proxy, your appearance at the special meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.
     Shareholders who do not wish to rescind their votes, including shareholders who have already voted in factor of the merger proposal or the adjournment proposal and do not wish to change that vote, do not need to take any further action. All shares of Company common stock represented by properly executed proxies that are received in time for the special meeting and that are not revoked, will be voted at the special meeting in the manner specified by the holder.
     Company shareholders of record as of March 22, 2011, the record date for the special meeting, who have not yet voted and still wish to do so, may vote in the manner set forth in the proxy statement.
     If you have any questions or need assistance voting your shares of Company common stock, please contact MacKenzie Partners, Inc., our proxy solicitor, by calling (800) 322-2885 (toll-free) or emailing proxy@mackenziepartners.com.
WHERE YOU CAN FIND MORE INFORMATION
     In connection with the proposed merger, the Company filed its definitive proxy statement and a form of proxy on Schedule 14A on April 1, 2011 and other related materials with the SEC. The definitive proxy statement and proxy were first mailed to shareholders of the Company on or about April 4, 2011. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ALL RELATED SUPPLEMENTS AND AMENDMENTS (IF ANY AND WHEN THEY BECOME AVAILABLE) AND ALL OTHER RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN (AND WILL CONTAIN) IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER AND RELATED MATTERS. Investors and shareholders of the Company will be able to obtain, without charge, a copy of the proxy statement, this supplement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Investors and shareholders of the Company will also be able to obtain, without charge, a copy of the proxy statement, this supplement and other relevant documents (when available) by directing a request by mail or telephone to Tollgrade Communications, Inc. Attn: Corporate Secretary, 3120 Unionville Road, Suite 400, Cranberry Township, PA 16066, telephone: (724) 720-1400, or from the Company’s website, http://www.tollgrade.com.
     The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which was filed with the SEC on March 10, 2011, in the definitive proxy statement relating to the proposed merger, and in other filings with the SEC made by the Company. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger.